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                                                                    Exhibit 99.8



                         CONSENT OF NOMINEE FOR DIRECTOR

         I hereby consent to be named in a Registration Statement and the Prospectus part thereof as a nominee for director of PFGI Capital Corporation, a Maryland corporation, and to all references to me in that connection in the Prospectus. This consent is being given with respect to Registration Statement Nos. 333-88446 and 333-88446-01 filed by PFGI Capital Corporation and Provident Financial Group, Inc. with the Securities and Exchange Commission.

         Signed in Cincinnati, Ohio this 31st day of May, 2002.




                                   /s/ J. David Rosenberg
                                   --------------------------------
                                   J. David Rosenberg